UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 15, 2014 (April 3, 2014)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Certain of the executive officers of Extended Stay America, Inc. (the “Company”) are party to employment agreements (the “Executive Agreements”) which were entered into between the executive and ESA Management, LLC, a wholly owned subsidiary of the Company, in each case, prior to the initial public offering of the Company and ESH Hospitality, Inc. As part of the Company’s decision to transition away from the use of the Executive Agreements, the Company intends for ESA Management, LLC to provide each executive officer with an Executive Agreement notice of non-renewal no less than 90 days prior to the expiration of the employment term, pursuant to the terms of the respective Executive Agreement. In connection with this transition, the Company intends to evaluate other arrangements to attract and retain qualified executives, including the adoption of severance policies which would be applicable to the executive officers.

Each executive officer with an Executive Agreement has been informed of the Company’s intent to transition away from the use of the Executive Agreements. As part of this transition, on April 3, 2014, ESA Management, LLC provided notice to Peter J. Crage, the Company’s Chief Financial Officer, of its intent not to renew the employment term under his Executive Agreement, which will expire on July 6, 2014. The Company intends to provide similar notice to the remaining executive officers with Executive Agreements as their respective contracts expire.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: April 15, 2014	By:	/s/ Ross W. McCanless
		Name:	Ross W. McCanless
		Title:	Chief Legal Officer and General Counsel

ESH HOSPITALITY, INC.

Date: April 15, 2014	By:	/s/ Ross W. McCanless
		Name:	Ross W. McCanless
		Title:	Chief Legal Officer